UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2019

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Steve Filipov as Chief Executive Officer and a Director

On August 19, 2019, Manitex International, Inc. (the “Company”) appointed Steve Filipov as Chief Executive Officer of the Company, effective as of September 1, 2019.

Prior to joining the Company, Mr. Filipov, 51, worked for Terex Corporation, a global manufacturer of construction and port equipment. He served as Group President, Global Cranes Segment, from November 2016 to August 2019, Group President, CEO Terex Material Handling and Port Solutions AG from 2013 to August 2019, and in various other roles with Terex Corporation since 1995.

In connection with his appointment as Chief Executive Officer of the Company, Mr. Filipov entered into an employment agreement with the Company dated effective as of September 1, 2019 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Filipov will serve as Chief Executive Officer of the Company for a three-year term commencing on September 1, 2019. The employment term will automatically extend for one-year periods at the end of the then-current term, unless either party notifies the other party in writing of non-renewal at least 90 days prior to the expiration of the then-current term. Mr. Filipov will receive an annual base salary of $350,000, which will be reviewed annually by the Compensation Committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”), and will be eligible to receive annual cash incentives with a maximum annual target bonus of 200% of his base salary. On September 1, 2019, he will be granted 50,000 restricted stock units and 50,000 options to purchase common stock, each of which will vest over a three-year period. Mr. Filipov will also be entitled to employee benefits that the Company provides to employees generally, including medical benefits, participation in retirement plans and paid vacation time.

If the Company terminates Mr. Filipov without “just cause” (as defined in the Employment Agreement) or if the Company chooses not to renew the Employment Agreement at the end of its then-current term, Mr. Filipov will be entitled to a severance payment of two years’ salary plus continued health plan coverage, welfare benefits and certain other perquisites for two years and the payment of then vested or unvested Company equity incentive awards. If he is terminated for just cause or if he resigns, he is entitled to no severance payment.

If Mr. Filipov is involuntarily terminated without just cause or “good reason” (as defined in the Employment Agreement) within 6 months prior to and in anticipation of, or 24 months following, a “change in control” (as defined in the Employment Agreement), then in addition to the severance payments provided for above, Mr. Filipov will be entitled to receive a payment equal to two times the average of his bonus received in the prior three years, as well as a pro rata bonus for the fiscal year during which the change of control occurs.

Also in connection with his appointment as Chief Executive Officer, the Board approved an increase in the size of the board to eight members, and appointed Mr. Filipov to serve as a director of the Company, effective as of September 1, 2019. Mr. Filipov will serve as a director until the next annual meeting of shareholders of the Company or until his successor is duly elected and qualified.

There are no arrangements or understandings required to be disclosed pursuant to Item 401(b) of Regulation S-K or family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. Similarly, there are no transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Mr. Filipov.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Appointment of David J. Langevin as Executive Chairman

In connection with Mr. Filipov’s appointment as Chief Executive Officer, the Company announced that David J. Langevin, who has served as the Company’s Chairman and Chief Executive Officer since July 2006, will transition into the role of Executive Chairman, effective as of September 1, 2019. In connection with his transition, Mr. Langevin entered into an amendment to his employment agreement with the Company dated effective as of September 1, 2019 (the “Amendment”). Pursuant to the Amendment, Mr. Langevin will serve as Executive Chairman of the Company for a three- year term commencing on September 1, 2019. The employment term will automatically extend for three-year periods at the end of the then-current term, unless either the Company or Mr. Langevin notifies the other in writing of non-renewal at least 90 days prior to the expiration of the then-current term. In his role as Executive Chairman, his annual base salary will be $350,000, which will be reviewed annually by the Compensation Committee, and he will be eligible to receive annual cash incentives as determined by the Compensation Committee.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.

On August 22, 2019, the Company issued a press release announcing Mr. Filipov’s appointment as Chief Executive Officer and Mr. Langevin’s appointment as Executive Chairman. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of September 1, 2019, between Manitex International, Inc. and Steve Filipov.

10.2	Amendment to Employment Agreement, effective as of September 1, 2019, between Manitex International, Inc. and David J. Langevin.

99.1	Press Release dated August 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chief Executive Officer

Date: August 22, 2019